MPS Group Announces First Quarter Results

           First Quarter Revenue Exceeds Range of Management Guidance


JACKSONVILLE, FL (April 21, 2004) - MPS Group, Inc. (NYSE:MPS), a leading provider of specialty staffing, consulting, and business solutions, today announced financial results for the first quarter ended March 31, 2004. The Company reported revenue of $310 million for the first quarter, which exceeded the range of guidance previously provided by Company management. Diluted net income per common share of $0.05 for the quarter was within the $0.04 to $0.06 range of guidance previously provided by Company management.


                         First Quarter Financial Summary

     o Revenue of $310 million, up 9.4% sequentially versus the fourth quarter of 2003 and up 17.5% versus the first quarter of 2003

     o Diluted net income of $0.05 per common share, up 67% versus diluted net income of $0.03 per common share in the first quarter of 2003

     o EBITDA of $11.9 million, up 26.6% versus the prior-year first quarter's EBITDA of $9.4 million

     o Operating income of $8.0 million, up 60.3% versus the prior-year first quarter's operating income of $5.0 million

     o Cash balance of $113 million as of March 31, 2004; cash flow from operations of $2.8 million


                     First Quarter Business Unit Performance

The Company's professional services division revenue grew 13.1% sequentially versus the fourth quarter of 2003 and 31.1% versus the first quarter of 2003. The finance and accounting unit, comprised of Badenoch and Clark in the United Kingdom and Accounting Principals in North America, grew revenue 16.4%
sequentially versus the fourth quarter of 2003 and 38.1% versus the first quarter of 2003. These revenue growth rates were aided by favorable changes in currency exchange rates. The legal services unit, Special Counsel, experienced sequential revenue growth of 12.5% versus the fourth quarter of 2003 and 51.4% revenue growth versus the first quarter of 2003. Excluding the revenue contributed from acquisitions completed during 2003, Special Counsels's year-over-year revenue growth rate was 19.2%. The engineering unit, Entegee, grew revenue 3.7% sequentially versus the fourth quarter of 2003 and 11.8% versus the first quarter of 2003. The healthcare staffing unit, Soliant Health, grew 70.5% sequentially versus the fourth quarter of 2003 and 66.4% versus the first quarter of 2003. Soliant Health's growth rates were primarily due acquisitions completed during the first quarter of 2004; however, Soliant also grew organically on both a sequential and year-over-year basis. The Company's Information Technology (IT) Services division, Modis, grew revenue 5.2% sequentially versus the fourth quarter of 2003 and 8.5% versus the first quarter of 2003. Modis historically has experienced a drop in billable headcount at calendar year-end, and it normally takes much of the first quarter to build headcount back to year-end levels. While the decline in billable headcount occurred as usual in December of 2003, headcount was restored to year-end levels by mid-February 2004. Combined with a gradual increase in average day's revenue throughout the first quarter, this appears to be an indication of improving client demand for IT services. The Company believes demand will continue to strengthen in the second quarter of 2004.

Idea Integration, the Company's IT Solutions unit, experienced sequential revenue growth of 11.4% versus the fourth quarter of 2003 and remained profitable on an EBITDA basis for the seventh consecutive quarter. Due to improving sales activity, the Company anticipates further increases in revenue in the second quarter of 2004.

                               Management Comments

Timothy Payne, MPS Group Chief Executive Officer, stated, "We are clearly seeing signs of improving client demand across all of our business units. The growth we experienced in the first quarter shows that our people are executing well and taking advantage of a stronger hiring environment. While organic growth remains our primary focus, in the first quarter we also saw a positive impact from our strategic acquisitions program. We will continue to use this program to attain critical mass and gain new areas of expertise in certain key business units."

"In the first quarter, we were very pleased to see a stronger hiring environment than we had anticipated as we entered the year, so we accelerated some of our divisional hiring plans for 2004 into the first quarter to capitalize on this," stated Robert Crouch, MPS Group Chief Financial Officer. "While this resulted in an increase in sales expenses, we were pleased with the return we received in the form of increased revenue and earnings. Furthermore, we expect our revenue and diluted net income per common share for the second quarter to be in the range of $315 million to $330 million and $0.07 to $0.09, respectively. These expectations represent an increase from the second quarter of 2003 revenue and diluted net income per common share from continuing operations of $273 million and $0.06, respectively."

                         Conference Call Scheduled Today

The live broadcast of MPS Group's conference call will begin at 10:00 a.m. Eastern Time today. The link to this event may be found at the Company's website: www.mpsgroup.com. If you do not have Internet access, you may listen to the call by dialing (719) 457-2604.

If you are unable to participate at that time, online and telephonic replays will be available two hours after the call ends and will continue until 8:00 p.m. on April 28. To access the telephonic replay, please dial (719) 457-0820 and enter 142958 when prompted for the reservation code. The link for the online replay may also be found on the Company's website.


                                 About MPS Group

MPS Group is a leading provider of staffing, consulting, and solutions in the disciplines of information technology, finance and accounting, law, engineering, and healthcare. MPS Group delivers its services to government entities and businesses in virtually all industries throughout the United States, Canada, the United Kingdom, and Europe. Headquarters in Jacksonville, Florida, MPS Group trades on the New York Stock Exchange. For more information about MPS Group, please visit www.mpsgroup.com. Except for materials described above, none of the information on our website should be considered included in this release.

                           Forward-Looking Statements

The statements contained in this press release should be considered forward-looking statements that are subject to risks, uncertainties or assumptions described above and may be affected by other factors, including but not limited to: fluctuations in the economy and financial markets in general and in the Company's industry segments in particular; industry trends towards consolidating vendor lists; the demand for the Company's services, including the impact of changes in utilization rates; consolidation or bankruptcy of major customers; the effect of competition, including the Company's ability to expand into new markets and to maintain profit margins in the face of pricing pressures; the Company's ability to retain significant existing customers or obtain new customers; the Company's ability to recruit, place and retain consultants and professional employees; the Company's ability to identify and complete acquisition targets and to successfully integrate acquired operations into the Company; possible changes in governmental regulations affecting the Company's operations, including possible changes to regulations relating to benefits for consultants and temporary personnel and possible changes to laws or regulations that address insurance, benefits; employment-related claims, costs, and other litigation matters; adjustments during periodic tax audits; unexpected fluctuations in interest rates or foreign currency exchange rates; loss of key employees; and other factors discussed in the Company's filings with the Securities and Exchange Commission. In some cases, you can identify forward-looking statements by terminology such as "will," "may," "should," "could," "expects," "plans," "hopes," "indicates," "projects," "anticipates," "perhaps," "believes," "estimates," "appears," "predicts," "potential," "continues," "would," or "become," or the negative of these terms or other comparable terminology. Readers are urged to review and consider the factors discussed in our Form 10-K for 2003 and in subsequent filings with the Securities and Exchange Commission.

Should one or more of these risks, uncertainties or other factors materialize, or should underlying assumptions prove incorrect, actual results, performance or achievements of the Company may vary materially from any future results, performance or achievements expressed or implied by the forward-looking statements. Forward-looking statements are based on beliefs and assumptions of the Company's management and on information then currently available to management. Undue reliance should not be placed on such forward-looking statements. Forward-looking statements are not guarantees of performance. Such forward-looking statements were prepared by the Company based upon information available at the time of such statements. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update publicly any of them in light of new information or future events.

                                MPS Group, Inc.
                         Unaudited Operating Highlights
                    (in thousands, except per share amounts)

                                                                                 Three Months Ended
                                                                                      March 31,
                                                                           -------------------------------
                                                                                2004              2003
Operating Highlights:                                                      -------------------------------
Revenue:
   Professional Services                                                    $   156,568       $   119,441
   IT Services                                                                  137,414           126,620
   IT Solutions                                                                  16,499            18,202
                                                                           -------------     -------------
Total revenue                                                                   310,481           264,263

Gross profit:
   Professional Services                                                         43,481            33,192
   IT Services                                                                   28,864            27,593
   IT Solutions                                                                   5,890             6,220
                                                                           -------------     -------------
Total gross profit                                                               78,235            67,005
                                                                           -------------     -------------

General and administrative expenses                                              66,294            57,575
Depreciation and intangibles amortization                                         3,922             4,427
                                                                           -------------     -------------
Total operating expenses                                                         70,216            62,002
                                                                           -------------     -------------
Operating income                                                                  8,019             5,003
Interest and other income (expense), net                                            635                (6)
                                                                           -------------     -------------
Income from continuing operations before provision for income taxes               8,654             4,997
Provision for income taxes                                                        3,332             2,063
                                                                           -------------     -------------
Income from continuing operations                                                 5,322             2,934
Income from discontinued operations, net of tax                                       -                 5
                                                                           -------------     -------------
Net income                                                                  $     5,322        $    2,939
                                                                           =============     =============

Diluted net income per common share:
  From continuing operations                                                $      0.05        $     0.03
  From discontinued operations, net of tax                                            -              0.00
                                                                           -------------     -------------
Diluted net income per common share                                         $      0.05        $     0.03
                                                                           =============     =============
Diluted common shares outstanding                                               107,996           102,677
                                                                           =============     =============



                                                                               March 31,       December 31,
                                                                                 2004              2003
                                                                            -------------     -------------
    Cash and cash equivalents                                               $   112,693        $  124,830
    Working capital                                                             219,301           216,879
    Total assets                                                                917,893           893,151
    Stockholders' equity                                                        803,488           793,462



As previously announced, the Company sold its outplacement unit, Manchester, in December of 2003. Therefore, in accordance with GAAP, Manchester's results of operations are reflected in the line item, "Income from discontinued operations, net of tax," for the first quarter of 2003.

                               MPS Group, Inc.
       Reconciliation of Non-GAAP Financial Measures to Most Comparable
                           GAAP Financial Measures
                                (in thousands)

                                                                                 Three Months Ended
                                                                                      March 31,
                                                                           -------------------------------
                                                                                2004              2003
MPS Group, Inc.                                                            -------------------------------
EBITDA                                                                      $    11,941       $     9,430
Depreciation and intangibles amortization                                         3,922             4,427
                                                                           -------------     -------------
Operating income                                                                  8,019             5,003
Interest and other income (expense), net                                            635                (6)
                                                                           -------------     -------------
Income from continuing operations before provision for income taxes               8,654             4,997
Provision for income taxes                                                        3,332             2,063
                                                                           -------------     -------------
Income from continuing operations                                                 5,322             2,934
Income from discontinued operations, net of tax                                       -                 5
                                                                           -------------     -------------
Net income                                                                  $     5,322        $    2,939
                                                                           =============     =============

                                                                     Three Months Ended
                                                   ------------------------------------------------------
                                                   March 31,       Dec. 31,      Sept. 30        June 30,
                                                     2004            2003           2003           2003
                                                   ---------      ---------      ---------      ---------
Idea Integration
    EBITDA                                        $    1,261     $       40     $      945     $    3,356
    Depreciation and intangibles amortization            514            723            738            799
                                                   ---------      ---------      ---------      ---------
    Operating income (loss)                       $      747     $     (683)    $      207     $    2,557
                                                   =========      =========      =========      =========



A reconciliation of Idea Integration's EBITDA to net income is not possible because the Company does not allocate taxes and interest at the divisional level. See the first quarter 2003 earnings release posted on our Website for this reconciliation for the three months ended September 30, 2002, December 31, 2002, and March 31, 2003.

EBITDA is a non-GAAP financial measure that is defined as earnings before interest, taxes, depreciation and amortization. Management believes EBITDA is a meaningful measure of operating performance as it gives management a consistent measurement tool for evaluating the operating activities of the business as a whole as well as the various operating units before the effect of investing activities, interest and taxes. In addition, management believes EBITDA provides useful information to investors, analysts, lenders and other interested parties because it excludes transactions that management considers unrelated to core business operations thereby helping interested parties to more meaningfully evaluate, trend and analyze the operating performance of the business. Management also uses EBITDA for certain internal reporting purposes and certain compensation targets may be based on EBITDA. Finally, certain covenants in the Company's debt facility are based on EBITDA performance measures. EBITDA, as with all non-GAAP financial measures, should be considered only in conjunction with the comparable measures as calculated and presented in accordance with GAAP, including net income.

The term "Cash flow from operations" is a GAAP financial measure titled "Net cash provided by operating activities" on the Company's Consolidated Statement of Cash Flows.


        Reconciliation of Special Counsel's Revenue Growth Rate, Excluding Acquisitions

GAAP revenue growth rate 1Q2003 to 1Q2004                                            51.40%
Revenue growth rate contributed from acquisitions                                    32.20%
                                                                                  ---------
Revenue growth rate 1Q2003 to 1Q2004, excluding acquisitions                         19.20%
                                                                                  =========